Exhibit 107

Calculation of Filing Fee Table

Form S-3ASR
(Form Type)

BridgeBio Pharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)
Fees to be paid	Equity	Common Stock, par value $0.001 per share	457(r)	9,167,723	$24.92	$228,459,657.16	$0.0001476	$33,720.65
	Total Offering Amounts					$228,459,657.16		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$33,720.65

(1)
In the event of a stock split, reverse stock split, stock dividend or similar transaction involving the Registrant’s common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1993, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on October 27, 2023.

(3)	Calculated pursuant to Section 6(b) of the Securities Act.